EXHIBIT 10.20

                        THE APPLETREE COMPANIES, INC.
                           1997 STOCK OPTION PLAN
                      ADOPTED BY THE BOARD OF DIRECTORS
                             on December 19, 1996


     1. The Purpose of the Plan. This stock option plan (the "Plan") is intended to provide an opportunity for officers, directors and other key personnel of The AppleTree Companies, Inc. (the "Corporation") and its present and future subsidiary corporations, as "subsidiary corporation" is defined in Section 424 of the United States Internal Revenue Code of 1986, as amended (the "Code") (individually a "subsidiary" and collectively "subsidiaries"), to acquire shares of the Corporation's stock. The Plan provides for the grant of "incentive stock options", as defined in Section 422 of the Code ("Incentive Stock Options"), and stock options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options"), providing an equity interest in the Corporation's business, as an incentive to service or continued service with the Corporation and to aid the Corporation in obtaining and retaining key personnel of outstanding ability.

     2. Stock Subject to the Plan. The maximum number of shares of the common stock, $.01 par value, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options and Non-Qualified Stock Options granted under the Plan (collectively referred to herein as "Option" or "Options") shall be 44,000,000 shares of Stock, which may be either authorized and unissued Stock or Stock held in the treasury of the Corporation, as shall be determined from time to time by the committee of the Board of Directors of the Corporation described below. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares of Stock subject to such Option shall again be available for purposes of the Plan. The Corporation, at the time of adoption of this Plan by the Board of Directors, does not have sufficient authorized and unissued shares of Stock which are not otherwise reserved for issuance. Therefore, the effectiveness of this Plan and the grant of any Options hereunder is subject to the shareholders of the Corporation authorizing sufficient additional shares of Stock so that the Corporation has, at all times, sufficient authorized and unissued shares of Stock, which are not otherwise reserved for issuance, reserved for issuance upon the exercise of Options hereunder.

     3. Administration of the Plan. This Plan shall be administered by a committee of the Board of Directors consisting of not less than two directors all of whom shall be "Non-Employee Directors" (as such term is used in Rule 16b-3 promulgated by the United States Securities and Exchange Commission ("SEC") under the United States Securities Exchange Act of 1934, as amended ("1934 Act")). As used herein, the term "Committee" refers to such committee. Except with respect to Formula Options (as defined below), the Committee shall have full authority in its discretion to determine the officers (other than officers who are also directors) and other key employees of the Corporation and its subsidiaries to whom Non-Formula Options (as defined below) shall be granted, the number of shares of Stock covered thereby and the terms and provisions thereof, subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by the respective officers (other than officers who are also directors) and key employees, their present and potential contributions to the Corporation and its subsidiaries and any other factors which the Committee deems relevant. Formula Options shall be granted in accordance with and subject to the terms of Paragraphs 4 and 5 below. Except with respect to Paragraphs 4 and 5 below and subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan to determine whether and to what extent Performance Targets (as defined below) have been met; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreements; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all participants in the Plan.

     4. Outside Director Formula Options. Of the 44,000,000 shares of Stock which may be issued pursuant to Options granted under this Plan, up to 4,000,000 shares of Stock shall be issuable pursuant to Options granted to directors of the Corporation as set forth in this Paragraph 4. Options to purchase 800,000 shares of Stock shall be granted to each of George Kelly, David Klarman and Harold Rashbaum. Said Options are hereinafter collectively referred to as "Initial OD Formula Options". Subject to the Plan limits, upon the election or appointment of up to two (2) additional or replacement outside directors of the Corporation, such new outside directors shall be granted options (hereinafter "Additional OD Formula Options"; Initial OD Formula Options and Additional OD Formula Options being hereinafter collectively referred to as "OD Formula Options") on the date of election or appointment to purchase 800,000 shares of Stock. The date on which the shareholders of the Corporation approve this Plan is referred to hereinafter as the "Approval Date". Outside directors shall not be granted any Options under the Plan other than OD Formula Options pursuant to this Paragraph 4.

     Subject to the penultimate sentence of this Paragraph, Initial OD Formula Options vest as to the shares of Stock 50% upon grant and 50% one year from the date of grant. Subject to the foregoing, the Initial OD Formula Options are exercisable for five years after the date of grant and the exercise price for each Initial Formula OD Option shall be $.0125 per share. The Additional OD Formula Options shall vest as to the shares of Stock 50% upon the person becoming a director and 50% in one year. Subject to the foregoing, the Additional OD Formula Options shall be exercisable for five years from the date of grant. The exercise price for each Additional OD Formula Option shall be determined by the Committee at the date of grant. Notwithstanding anything to the contrary contained in this Paragraph, no Formula OD Option shall be exercisable at any time prior to the date which is six months after the Approval Date. All Formula OD Options shall be Non-Qualified Stock Options.

     5. Formula Options for Directors Who Are Also Officers. Of the 44,000,000 shares of Stock which may be issued pursuant to Options granted under this Plan, up to 26,000,000 shares of Stock shall be issuable pursuant to Options granted to the officers of the Corporation as set forth in this Paragraph 5. Options to purchase 10,000,000 shares of Stock shall be granted to John Donlevy, Options to purchase 6,000,000 shares of Stock shall be granted to Justin A. DiMacchia, Options to purchase 4,000,000 shares of Stock shall be granted to each of Allan C. Sorensen and _________ [VP sales] and Options to purchase 2,000,000 shares of Stock shall be granted to _________________ [VP Production]. Said Options are hereinafter collectively referred to as Other Formula Options (Other Formula Options and OD Formula Options are hereinafter referred to as "Formula Options"). No person other than as specified in this Paragraph 5 shall be granted Other Formula Options.

     Subject to the Corporation achieving Performance Targets for the fiscal years August 31, 1997 ("1997 Fiscal Year") and August 30, 1998 ("1998 Fiscal Year"), the Other Formula Options shall vest as to shares of Stock 60% for the 1997 Fiscal Year and 40% for the 1988 Fiscal Year. Subject to the foregoing, the Other Formula Options are exercisable for five years after the date of grant and the exercise price for each Other Formula Option shall be $.0125. Notwithstanding anything to the contrary contained in this Paragraph 5, no Other Formula Option shall be exercisable until the Committee determines whether and to what extent the Performance Targets for the respective fiscal year for which the respective Other Formula Options vest have been met. All Other Formula Options shall be Non-Qualified Stock Options.

     The Committee shall adopt and annex hereto as Exhibit A a budget for the 1997 Fiscal Year and a budget for the 1998 Fiscal Year (collectively, the "Budgets"). The Budgets shall provide that the Corporation will realize earnings before interest, taxes, depreciation and amortization for the 1998 Fiscal Year. Set forth below are the performance targets ("Performance Targets") and the percentage of Other Formula Options that shall actually vest for each of the two fiscal years:

   Actual
 Performance  Less       80% to   90% to     100% to    110% to    120% or
 vs. Budget   than 80%   89%      99%        109%       119%       more
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Percentage
of Options
Vesting for
a Specific
Fiscal Year   0%        60%       70%        80%        90%        100%

     6. Non-Formula Options-Eligibility and Limits. Options to purchase up to 14,000,000 shares of Stock (hereinafter referred to as "Non-Formula Options") may be granted by the Committee to officers (other than officers who are also directors) and other key employees of the Corporation and its subsidiaries. The Committee, however, shall not grant Non-Formula Options to
any director or officer who is also a director.   Any Incentive Stock Option
granted to any person who, at the time such Non-Formula Option is granted, owns (as defined in Sections 422 and 424 of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Corporation or one of its parent (if any) or subsidiaries shall comply with any applicable provisions of Section 422 of the Code. In the case of Incentive Stock Options, the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under the Plan and all other plans of the Corporation and its parent and subsidiaries (within the meaning of Sections 422 and 424 of the Code) shall not exceed $100,000.

     The Committee shall determine those officers (other than officers who are also directors) and other key employees of the Corporation and its subsidiaries to whom Non-Formula Options shall be issued. Subject to the Corporation achieving Performance Targets for the 1997 Fiscal Year and the 1998 Fiscal Year as set forth in Paragraph 5 above, the Non-Formula Options shall vest as to shares of Stock 60% for the 1997 Fiscal Year and 40% for the 1998 Fiscal Year. Subject to the foregoing, the Non-Formula Options are exercisable for five years after the date of grant. The exercise price for Non-Formula Options shall be determined by the Committee in its sole and absolute discretion. Notwithstanding anything to the contrary contained in this Paragraph 6, no Non-Formula Option shall be exercisable until the Committee determines whether and to what extent the Performance Targets for the respective fiscal year for which the respective Non-Formula Options vest have been met.

     7. Incentive Stock Options and Non-Qualified Stock Options. At the time any Non-Formula Option is granted under the Plan, the Committee shall determine whether the Non-Formula Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Non-Formula Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares of Stock as to which Incentive Stock Options and Non-Qualified Stock Options shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of the Plan as to the total number of shares of Stock available for Non-Formula Options under the Plan.

     8. Terms and Conditions of Options. Subject to the following provisions and the other provisions of the Plan, all Options shall be in such form and upon such terms and conditions as the Committee in its discretion may from time to time determine.

     (a) Option Term. An Option shall in no event be exercisable after the expiration of five years from the date such Option is granted.

     (b) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made by certified check. In lieu of a check, the holder may, with the approval of the Committee in its sole discretion, submit certificates for Stock of the Corporation tendered as full or partial payment of the option exercise price. Certificates for Stock tendered must be endorsed or accompanied by signed stock powers with the signature guaranteed by a commercial bank or trust company or by a brokerage firm acceptable to the Corporation. Stock tendered in payment will be valued at the average of the closing bid and asked prices as listed on NASDAQ on the date of exercise of the Option or, if no trading in the Stock has occurred on such date, on the next preceding date on which trading occurred. Any deficiency in the option exercise price shall be paid by certified check. Subject to the provisions of Paragraph 8(e) below, such payment shall be made at the time that the Option or any part thereof is exercised, and no shares of Stock shall be issued or delivered until full payment therefor has been made.

     (c) Nontransferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title 1 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder, and shall be exercisable during the holder's lifetime, only by the holder.

     (d) Termination of Employment or Death. Upon any termination of employment or resignation or removal from the Board of Directors of the holder for any reason other than death or disability, any Option held at the date of such termination may, to the extent exercisable, be exercised within three months after the date of such termination. Upon any termination of employment or resignation or removal from the Board of Directors of the holder by reason of disability within the meaning of
Section 22(e)(3) of the Code, any Option held at the date of such termination may, to the extent exercisable, be exercised within twelve months after the date of such termination. If the holder of an Option dies, any Option held at the date of death may, to the extent exercisable, be exercised by a legatee or legatees of the holder under the holder's last will, or by the holder's personal representatives or distributees, within twelve months after the holder's death. This Paragraph 8(d) shall not extend the term of the Option specified in or pursuant to Paragraph 8(a) above. For purposes of this Paragraph 8(d), employment of a holder shall not be deemed terminated so long as the holder is employed by the Corporation, by a subsidiary of the Corporation or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which Section 424(a) of the Code is applicable. For purposes of this Paragraph 8(d), the extent to which an Option is exercisable shall be determined as of the date of termination of employment.

     (e) Special Procedure for Certain Credit Assisted Transactions. To the extent not inconsistent with the provisions of Section 422 of the Code or the provisions of Rule 16b-3 under the 1934 Act, any Option holder desiring to obtain credit from a broker, dealer or other "creditor" as defined in Regulation T issued by the Board of Governors of the United States Federal Reserve System to assist in exercising an Option may deliver to such creditor a written exercise notice executed by such holder with respect to such Option, together with written instructions to the Corporation to deliver the Stock issued upon such exercise of the Option to the creditor for deposit into an account designated by the Option holder; upon receipt of such exercise notice and instructions in a form acceptable to the Corporation, the Corporation shall confirm to the creditor that it will deliver to the creditor on behalf of the Option holder the Stock issued upon such exercise of the Option and covered by such instructions promptly following receipt of the exercise price from the creditor. To the extent not inconsistent with the provisions of Section 422 of the Code or the provisions of Rule 16b-3 under the 1934 Act, upon written request, the Corporation may in its discretion, but shall not be obligated to, deliver to the creditor on behalf of the Option holder shares of Stock resulting from such a credit assisted exercise prior to receipt of the exercise price for such shares if the creditor has delivered to the Corporation, in addition to the other documents contemplated by this Paragraph 8(e), the creditor's written agreement to pay the Corporation such exercise price in cash within five days after delivery of such shares. The credit assistance contemplated by this Paragraph 8(e) may include a margin loan by the creditor secured by the Stock purchased upon exercise of an Option or an immediate sale of some or all of such Stock by the creditor to obtain or recover the exercise price which the creditor has committed to pay to the Corporation on behalf of the Option holder.

     (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Paragraph 8, any Option issued by the Corporation pursuant to the Plan in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Section 424(a) of the Code is applicable, may provide for an exercise price computed in accordance with such Code section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     9. Terms and Conditions of Non-Formula Options. In addition to the terms and conditions contained in Paragraph 8 above, all Non-Formula Options shall be in such form and subject to the following additional terms and conditions which shall be determined by the Committee in its discretion:

     (a) Exercise Price. Subject to Paragraph 11 below and the other provisions of this Paragraph 9(a), the exercise price per share of Stock purchasable under any Non-Formula Option granted under the Plan shall be fixed by the Committee and set forth in the applicable option agreement. With respect to each grant of an Incentive Stock Option, the exercise price per share shall not be less than the fair market value of a share of Stock (as determined in good faith by the Committee) on the date such Non-Formula Option is granted. The date a Non-Formula Option is granted shall be the date on which the Committee has approved the terms and conditions of an option agreement evidencing the Non-Formula Option and has determined the recipient of the Non-Formula Option and the number of shares of Stock covered by the Non-Formula Option and has taken all such other action as is necessary to complete the grant of the Non-Formula Option. In the event that the Stock is listed on NASDAQ or on another established stock exchange, its fair market value shall equal the average of the closing bid and asked prices for shares of Stock on NASDAQ or the closing price of the Stock on such other exchange, on the date such Non-Formula Option is granted or, if no trading in the Stock has occurred on such date, its fair market value shall be deemed to be such price for the next preceding date on which trading occurred.

     (b) Conditions to Exercise of a Non-Formula Option. Each Non-Formula Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts as the Committee shall specify in the applicable option agreement, except that no Non-Formula Option when initially granted shall provide that it may be exercisable to any extent during the first six months following the date of grant; provided, however, that subsequent to the grant of a Non-Formula Option, the Committee, at any time before complete termination of such Non-Formula Option, may accelerate the time or times at which such Non-Formula Option may be exercised in whole or in part.

     10. Withholding. Whenever the Corporation is required to issue or transfer shares of Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

     11. Changes in Capitalization; Merger; Liquidation. In the event of any reconstruction (including consolidation, subdivision, reduction or return) of the issued capital of the Corporation, the number of Options under the Plan or the exercise price of the Options or both shall be reconstructed (as appropriate) in a manner which will not result in any benefits being conferred on the holders of Options which are not conferred on shareholders and (subject to the provisions with respect to rounding of entitlements as sanctioned by the meeting of shareholders approving the reconstruction of capital) in all other respects the terms for the exercise of Options shall remain unchanged. Subject to the foregoing, the number of shares of Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. If the Corporation shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of stock or other securities to which a holder of the number of shares of Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction. In the event of any such changes in capitalization of the Corporation, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future options may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of Paragraph 16 below, in the Committee's discretion, for the elimination of any fractional shares that might otherwise become subject to any Option without payment therefor. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, each outstanding Option shall terminate except to the extent that another corporation assumes such Option or substitutes another option therefor but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his Option in full, without regard to any installment exercise provisions, to the extent that it shall not have been exercised. In the event of a change of the Corporation's shares of Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan. Except as expressly provided in this Paragraph 11, the holder of an Option shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's shareholders of assets or stock of another corporation. Except as expressly provided herein, any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to any Option. The existence of the Plan and Options granted pursuant to the Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     12. Compliance with Code; Compliance with Rule 16b-3. All Incentive Stock Options granted hereunder are intended to comply with Section 422 of the Code and, to the extent applicable, Section 424 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. This Plan and all Options granted hereunder are intended to satisfy the conditions of Rule 16b-3 under the 1934 Act and all provisions of this Plan and all Options granted hereunder shall be construed in such manner as to effectuate that intent.

     13. Right to Terminate Employment; No Rights as Stockholder. Nothing in the Plan or in any Option granted under the Plan shall confer upon any holder thereof the right to continue as an employee of the Corporation or any of its subsidiaries or affect the right of the Corporation or any of its subsidiaries to terminate the holder's employment at any time. The holder of an Option shall, as such, have none of the rights of a stockholder.

     14. Leaves of Absence. Except as otherwise provided by law or regulation with respect to Incentive Stock Options, the Committee may in its discretion determine whether any leave or absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of such leave of absence on Options previously granted to a holder who takes a leave of absence.

     15. Restrictions on Delivery and Sale of Shares. Each Option granted under the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the United States Securities Act of 1933, as amended ("1933 Act"), or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Options then outstanding, the Committee may require, as a condition of exercise of any Option, that the optionee or other recipient of a Option represent, in writing, that the shares received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Corporation shall have received an opinion of counsel that such disposition is exempt from such requirement under the 1933 Act and any applicable state securities laws. The Corporation may endorse on certificates representing shares delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Corporation, in its discretion, shall deem appropriate.

     16. Termination and Amendments of the Plan. The Plan shall terminate on December 18, 2006, the date ten years after adoption of the Plan by the Board of Directors, and no Option shall be granted under the Plan after that date, but Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the Board of Directors of the Corporation; provided, however, that:

     (a) no such termination, modification or amendment without the consent of the holder of an Option shall adversely affect his rights under such Option;

     (b) any modification or amendment which would (i) increase the aggregate number of shares of Stock which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split), or (ii) modify the designation of the employees eligible to receive Options under the Plan, shall be effective only if it is approved by the shareholders of the Corporation at the next annual meeting of shareholders after the date of adoption by the Board of Directors of such modification or amendment; and

     (c) notwithstanding the above, the provisions of the Plan relating to the timing, amount and exercise price of Formula Options shall not be amended more than once every six months, except with respect to amendments to comport with changes in the Code, ERISA, or the rules thereunder, as the same may be amended from time to time.


     17. Effective Date of Plan; Shareholder Approval. The Plan shall become effective on the date of its adoption by the Board of Directors, subject, however, to the approval of the Plan by the Corporation shareholders at their next annual meeting. Options granted hereunder prior to such approval shall be conditioned upon such approval.

* * *


a	The respective dollar value of each Formula Option granted under the 1997
Option Plan depends upon the fair market value of Option Stock at the time of the exercise of such Formula Option and is thus not determinable at this time.



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